Exhibit 99.1

                  Acres Stockholders Approve Merger With IGT



    LAS VEGAS, Sept. 26 /PRNewswire-FirstCall/ -- Acres Gaming Incorporated

(Nasdaq: AGAM) announced today that its stockholders have approved the merger between Acres, International Game Technology (NYSE: IGT) and NWAC Corp., a

subsidiary of IGT.  Sixty-four percent (64%) of the outstanding shares of common stock voted for the merger and two percent (2%) voted against the merger.  Under the terms of the merger agreement, IGT will pay $11.50 per share in cash for each outstanding share of Acres common stock, representing an aggregate purchase price of approximately $130 million on a fully diluted share basis, and Acres will merger with NWAC.



    The merger remains subject to certain closing conditions described in the merger agreement, including gaming regulatory approvals.  Acres expects to obtain the necessary gaming regulatory approvals and complete the merger in the fourth calendar quarter of 2003.



    Information about Acres

    Acres is a software development company serving the worldwide gaming industry.  Acres provides bonusing and cashless gaming products as well as a full suite of integrated casino management systems via its Acres Bonusing(TM),

Acres Cashless, and Acres Advantage(TM) product lines.  Acres' patented technology enables casino operators to increase patron loyalty by differentiating their properties in an increasingly competitive environment.

Acres' products provide the tools that increase player enjoyment and satisfaction while improving operational efficiency and property profitability.  Detailed descriptions of the promotions made available by

Acres Bonusing as well as other products offered by Acres, are available at the company's Web site, http://www.acresgaming.com .  Acres was founded in

1992 and has offices in Las Vegas, Nevada and Corvallis, Oregon.



    Additional Information

    In connection with the merger, Acres filed a proxy statement and other relevant documents with the U.S. Securities and Exchange Commission (the

"SEC").  Stockholders are urged to read the proxy statement carefully and in its entirety, together with all other relevant documents filed by Acres with the SEC, because such documents contain important information.  You may obtain these documents free of charge at the web site maintained by the SEC at

www.sec.gov .  In addition, you can obtain documents filed by Acres with the

SEC free of charge by requesting them in writing from Acres Gaming

Incorporated, Investor Relations, 7115 Amigo Street, Suite 150, Las Vegas,

Nevada 89119, Phone: (702) 263-7588, Fax: (702) 263-7595.



    All statements in this press release that are not historical facts are

"forward-looking" statements within the meaning of Section 27A of the

Securities Act of 1933, as amended and other applicable securities laws.

Forward-looking statements relating to the completion of the merger involve risks and uncertainties, and various factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ from those indicated in the forward-

looking statements include, but are not limited to:  failure to obtain gaming regulatory approvals in various jurisdictions for the merger, failure to satisfy other conditions to closing contained in the merger agreement, the results of pending litigation challenging the merger and other factors detailed from time to time in Acres' reports filed with the Securities and

Exchange Commission, including Acres' Form 10-K for the year ended June 30,

2002, and subsequently filed reports.  Actual results may differ materially from the forward-looking statements.



SOURCE  Acres Gaming Incorporated

    -0-                             09/26/2003

    /CONTACT:  Patrick W. Cavanaugh, Senior Vice President, Chief Financial

Officer and Treasurer of Acres Gaming Incorporated, +1-702-914-5501,

pcavanaugh@acresgaming.com /

    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020508/LAW114LOGO

              AP Archive:  http://photoarchive.ap.org

              PRN Photo Desk, photodesk@prnewswire.com/

    /Web site:  http://www.acresgaming.com /

    (AGAM IGT)



CO:  Acres Gaming Incorporated; International Game Technology

ST:  Nevada

IN:  ENT CNO OTC CPR STW

SU:  TNM